             ENTERGY ENTERPRISES, INC. AND SUBSIDIARIES
         (a wholly-owned subsidiary of Entergy Corporation)
               CONSOLIDATED BALANCE SHEET (UNAUDITED)
                         March 31, 1998
                  (in thousands, except for shares)

                              ASSETS
Current Assets:
  Cash and cash equivalents                                                        $17,376
  Accounts receivable (less allowance for doubtful accounts of $390)                 3,640
  Accounts receivable - associated companies                                         8,031
  Inventory                                                                            299
  Other current assets                                                               3,741
                                                                                  --------
           Total current assets                                                     33,087
                                                                                  --------

Equipment:
  Installed, net of depreciation                                                    50,898
  Installation in process                                                           15,556
  Held for installation                                                             12,574
  Furniture and equipment, net                                                      14,481
                                                                                  --------
            Total                                                                   93,509

Deferred income taxes                                                               22,760
Deferred charges and other assets                                                    1,076
                                                                                  --------

           Total Assets                                                           $150,432
                                                                                  ========
               LIABILITIES AND SHAREHOLDER'S EQUITY
Current Liabilities:
  Accounts payable                                                                  $9,034
  Accounts payable - associated companies                                            2,212
  Notes payable                                                                        982
  Accrued expense                                                                   12,957
  Capital lease obligations                                                             95
                                                                                  --------
           Total current liabilities                                                25,280

Notes payable - associated companies                                                11,000
Deferred service contract revenue                                                   45,360
Deferred credits and other liabilities                                               4,338
                                                                                  --------
           Total liabilities                                                        85,978
                                                                                  --------

Commitments and Contingencies

Shareholder's Equity:
  Common stock, no par value, 100,000 shares authorized;
    57,400 shares issued and outstanding                                           210,400
  Accumulated deficit                                                             (145,946)
                                                                                  --------
           Total shareholder's equity                                               64,454
                                                                                  --------

           Total Liabilities and Shareholder's Equity                             $150,432
                                                                                  ========

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
                ENTERGY ENTERPRISES, INC. AND SUBSIDIARIES
            (a wholly-owned subsidiary of Entergy Corporation)
             CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                For the twelve months ended March 31, 1998
                   (in thousands, except for shares)


Operating Revenues                                                                 $91,678

Operations                                                                             788
Maintenance                                                                         14,867
                                                                                  --------
        Total                                                                       15,655
                                                                                  --------

Gross Profit                                                                        76,023

Selling, general and administrative expenses:
   Salaries and wages                                                               29,867
   Outside services                                                                 31,128
   Depreciation and amortization                                                    47,733
   Other general and administrative costs                                           10,168
                                                                                  --------
         Total                                                                     118,896
                                                                                  --------

Operating Loss                                                                     (42,873)

Other income (expense):
   Interest income                                                                     809
   Interest expense                                                                 (5,834)
   Restructuring charges and adjustments                                             2,717
                                                                                  --------
         Total                                                                      (2,308)
                                                                                  --------

Loss Before Income Tax Benefit                                                     (45,181)

Benefits in Lieu of Income Taxes                                                    14,757
                                                                                  --------

Net Loss                                                                          ($30,424)
                                                                                  ========
